UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):              October 7, 2003

                                        PracticeWorks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16079	52-2259090
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1765 The Exchange Suite 200 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:                (770) 850-5006

                                    NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On July 20, 2003 the Registrant, Eastman Kodak Company (“Kodak”) and Peach Acquisition, Inc. (“Peach”) entered into an Agreement and Plan of Merger (the “Plan”) whereby, upon the approval of the stockholders’ of the Registrant, Peach Acquisition would be merged into the Registrant and the Registrant would become a wholly-owned subsidiary of Kodak (the “Merger”).  On October 7, 2003, the Plan was adopted by a majority of the common stockholders and a majority of the series B preferred stockholders of the Registrant.  A certificate of merger was filed with the Delaware Secretary of State and the Merger was effectuated on October 7, 2003.  Each share of common stock of the Registrant has been cancelled and converted into the right to receive $21.50 in cash without interest and each share of series B preferred stock of the Registrant has been cancelled and converted into the right to receive $7.33 in cash without interest.

ITEM 9.  REGULATION FD DISCLOSURE

Kodak issued a press release announcing that a subsidiary of Kodak has merged into the Registrant and the Registrant is now a wholly-owned subsidiary of Kodak.  A copy of the  press release is attached hereto as Exhibit 99 and is incorporated by reference herein as part of this item.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRACTICE WORKS, INC.
(Registrant)
By: /s/ James K. Price
James K. Price, Chief Executive Officer and President

Date: October 7, 2003